Exhibit 16(a)


                                POWER OF ATTORNEY

         I, Edward P. Farley, Trustee of AmSouth Funds (the "Fund"), hereby constitute and appoint Clifford J. Alexander and Kathy Kresch Ingber, and each of them singly, with full power to act without the other, my true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to sign for me, in my name and in my capacity as Trustee of the Fund, the registration statements of the Fund on Form N-14, and any amendments to such registration statements, and all instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the undersigned in the capacity and on the date indicated.



March 23, 2002                       /s/ Edward P. Farley
                                     -------------------------------
                                     Edward P. Farley
                                     Trustee